UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2008

PHASE FORWARD INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50839	04-3386549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2008, Phase Forward Incorporated (the “Company”) entered into a lease (“Lease”) with BP Fourth Avenue, L.L.C., (the “Landlord”) to secure office space for the Company’s future corporate headquarters at 77 Fourth Avenue, Waltham, Massachusetts.  The estimated commencement date for occupancy under the lease is December 2008.  The lease for the Company’s current corporate headquarters at 880 Winter Street in Waltham is due to expire in February 2009.

The Lease provides for the rental of 165,129 rentable square feet of space and has an initial term of 10 years and three months.  The Company can, subject to certain conditions, extend this term by exercising up to two consecutive five year options.  The Company is not required to pay any rent for the first three months of the initial Lease term.  Thereafter, the monthly base rent during the next five years of the initial term of the Lease is $548,347.75, and the monthly base rent in the subsequent five years of the initial term of the Lease is $603,390.75.  The total base rent payable in the initial term is $69,104,310, representing an average of $6,741,884 per year.  As a comparison, the Company currently pays an annual base rent of $1,955,448 for 126,588 square feet it leases in its present headquarters.

In addition to base rent, commencing on January 1, 2010, the Lease requires the Company to pay its proportionate share of the amount by which defined operating expenses incurred by the Landlord exceed the base year (2009) operating expenses, as defined in the Lease.  The Lease also requires the Company to pay its proportionate share of the amount by which real estate taxes paid or incurred by the Landlord exceed the tax base year (fiscal 2010), as defined in the Lease.

The Lease also provides for a right of first offer for additional space that may become available in the building, subject to certain conditions. In addition, in connection with the Lease, the Company also obtained an option to lease up to an additional 94,912 square feet of office space at an adjoining facility.

In connection with the signing of the Lease, the Company has deposited with the Landlord an unconditional, irrevocable letter of credit in Landlord’s favor in the amount of $961,980.25.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease and the exhibits thereto. The Lease is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On February 19, 2008, the Company issued a press release announcing the Lease.  A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Lease dated February 13, 2008 between Phase Forward Incorporated and BP Fourth Avenue, L.L.C.
99.1	Press Release issued by the Company on February 19, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

February 19, 2008	By:	/s/ Rodger Weismann
Rodger Weismann
Senior Vice President and Chief Financial Officer
(Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Lease dated February 13, 2008 between Phase Forward Incorporated and BP Fourth Avenue, L.L.C.
99.1	Press Release issued by the Company on February 19, 2008.